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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                April 28, 2000

                       SOUTHWEST SECURITIES GROUP, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)



          DELAWARE                    No. 0-19483            No. 75-2040825

 (State or other jurisdicition        (Commission            (IRS employer
     of incorporation)                File Number)         Identification No.)
 -----------------------------------------------------------------------------


                          1201 ELM STREET, SUITE 3500
                             DALLAS, TEXAS  75270

         (Address, including zip code, of principal executive office)
       -----------------------------------------------------------------
       Registrants' telephone number, including area code:  214-859-1800


                                Not applicable
                             --------------------
          (Registrant's former address of principal executive office)
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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 28, 2000, Southwest Securities Group, Inc. ("Southwest" or the "Company") closed on its acquisition of ASBI Holdings, Inc. ("ASBI"). At closing, the Company exchanged 2.6 million newly issued shares of its common stock for all the outstanding shares of ASBI. The transaction will be accounted for under the pooling-of-interests method of accounting. ASBI is the ultimate parent of First Savings Bank, FSB, Arlington, Texas.

Southwest's shareholders approved the transaction at the Company's Annual Meeting on November 3, 1999, and the Office of Thrift Supervision gave final approval for the transaction on January 19, 2000.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired. Financial information relating to the acquisition required by this item will be filed as soon as practicable but in no event later than sixty (60) days after the filing of this report.

(b) Pro forma financial information. Financial information relating to the acquisition required by this item will be filed as soon as practicable but in no event later than sixty (60) days after the filing of this report.

(c) Exhibits. Exhibit 99. Southwest Securities Group, Inc. Press Release issued April 28, 2000.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SOUTHWEST SECURITIES GROUP, INC.
Date:  May 12, 2000


By: /s/ David Glatstein
    -------------------------------------
    David Glatstein
    President and Chief Executive Officer
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                                 EXHIBIT INDEX



EXHIBIT NO.        DESCRIPTION OF EXHIBIT

99                 Southwest Securities Group, Inc. Press Release
                   Issued April 28, 2000